The Bancorp, Inc. Reports Second Quarter 2008 Results

Loan and deposit growth continue although securities impairment charge causes loss

Wilmington, De - July 23, 2008 - The Bancorp, Inc. ("Bancorp") (Nasdaq: TBBK), a bank holding company, today reported results for the quarter ended June 30, 2008.

Bancorp reported a net loss available to common shareholders for the three months ended June 30, 2008 of $4.3 million or a total loss per share - diluted of $0.29, based on 14,563,218 weighted average shares outstanding.

Betsy Z. Cohen, Bancorp's Chief Executive Officer, said, "The loss is attributable to an impairment charge of $8.3 million against our $15 million portfolio of structured finance securities. The bank remains well capitalized after the recognition of this loss and we expect to return to profitability in the third quarter. Without this impairment charge the Bancorp would have recorded a profit for the three months ended June 30, 2008. We continue to experience significant growth in our core deposit generation programs. Deposits from health saving accounts increased 60% to over $150 million since December 31, 2007 and deposits attributable to our SVS platform have grown 152% to $290 million since its acquisition in November 2007. Loans are also increasing even after a decrease in both outstandings and commitments in our residential construction loan portfolio. Nonperforming loans at June 30, 2008 represented .63% of total assets compared to .58% of total assets at March 31, 2008."

Bancorp maintains an investment securities portfolio to generate cash flow, to help manage interest rate risk, and to provide collateral for deposits and other liabilities. Sharp declines in the market valuations of $15 million of structured finance securities, which were purchased in 2004 and 2005, coupled with uncertainty about future market conditions, led management to determine that these investments had become "other than temporarily impaired" under GAAP. The amount of the decrease - $8.3 million - was recorded as a securities loss for the quarter ended June 30, 2008. An additional $2 million was included in the loan and lease loss provision over the first quarter 2008. The allowance for loan and leases increased to 1.00% of loans and leases from .86% at March 31, 2008.

The total loss per share - diluted of $0.29 for the three months ended June 30, 2008 described above compares to net income available to common shareholders of $3.9 million, or $0.27 diluted earnings per share, based on 14,393,184 weighted average shares outstanding, for the three months ended June 30, 2007. Bancorp reported a net loss available to common shares for the six-months ended June 30, 2008 of $1.5 million, or a total loss per share - diluted of $0.10 based on 14,562,434 weighted-average shares outstanding - diluted, as compared to net income available to common shares for the six-months ended June 30, 2007 of $7.4 million, or total earnings per share - diluted of $0.51 based on 14,396,481 weighted-average shares outstanding - diluted.

At June 30, 2008, Bancorp's total assets were $1.6 billion, an increase of $109.0 million or 7.0% from December 31, 2007, loans grew to $1.428 billion, an increase of $140.8 million or 10.9% from December 31, 2007 and deposits grew to $1.314 billion, an increase of $36.0 million or 2.8% from December 31, 2007.

Conference Call Webcast

Interested parties can access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:30 AM EDT on July 24, 2008 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. The conference call may also be listened to by dialing 866.578.5784 using passcode 98494786. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on Bancorp's investor relations website and telephonically until Thursday, July 31, 2008, by dialing 888-286-8010, access code 16798331.

About Bancorp

The Bancorp, Inc. is a bank holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide. The Bancorp Bank's regional community bank division serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
	(dollars in thousands except per share data)		(dollars in thousands except per share data)

Condensed income statement
Net interest income	$ 12,921	$ 12,812	$ 25,817	$ 25,366
Provision for loan and lease losses	3,350	750	4,700	1,500
Non-interest income	3,024	1,675	6,500	3,181
Realized loss from impaired securities	8,275	-	8,275	-
Non-interest expense	11,210	7,303	21,572	14,738
Net (loss) income before income tax expense	(6,890)	6,434	(2,230)	12,309
Income tax (benefit) expense	(2,619)	2,511	(785)	4,804
Net (loss) income	(4,271)	3,923	(1,445)	7,505
Less preferred stock dividends and accretion	(16)	(17)	(33)	(35)
Income allocated to Series A preferred shareholders	31	(32)	10	(61)
Net (loss) income available to common shareholders	$ (4,256)	$ 3,874	$ (1,468)	$ 7,409

Basic (loss) earnings per share	$ (0.29)	$ 0.28	$ (0.10)	$ 0.54

Diluted (loss) earnings per share	$ (0.29)	$ 0.27	$ (0.10)	$ 0.51
Weighted average shares - basic	14,563,218	13,793,621	14,562,434	13,773,771
Weighted average shares - diluted	14,563,218	14,393,184	14,562,434	14,396,481

	June 30,	March 31,	December 31,	June 30,
	2008	2008	2007	2007
Condensed balance sheet
Assets
Federal funds sold	$ 18,047	$ 45,714	$ 40,783	$ 136,290
Investment securities	118,897	127,962	122,215	115,810
Loans	1,427,578	1,362,653	1,286,789	1,181,391
Allowance for loan and lease losses	(14,245)	(11,328)	(10,233)	(9,387)
Other assets	127,129	122,453	128,828	44,309
Total assets	$ 1,677,406	$ 1,647,454	$ 1,568,382	$ 1,468,413

Liabilities and shareholders' equity
Transaction accounts	$ 786,785	$ 829,611	$ 864,254	$ 716,202
Time deposits	527,582	425,159	414,064	434,885
Total deposits	1,314,367	1,254,770	1,278,318	1,151,087
Short term borrowings	152,005	175,000	93,846	150,000
Subordinated debt	13,401	13,401	13,401	-
Long term borrowings	20,000	15,000	-	-
Other liabilities	4,968	9,095	6,558	10,402
Shareholder's equity	172,665	180,188	176,259	156,924
Total liabilities and shareholders' equity	$ 1,677,406	$ 1,647,454	$ 1,568,382	$ 1,468,413

	Second	First	Fourth	Second
	quarter	quarter	quarter	quarter
Average condensed balance sheet	average 2008	average 2008	average 2007	average 2007
Assets
Federal funds sold	$ 21,566	$ 28,708	$ 31,880	$ 70,432
Investment securities	127,544	122,161	118,313	112,343
Loans	1,396,421	1,330,566	1,269,324	1,132,682
Allowance for loan and lease losses	(11,875)	(10,928)	(9,863)	(9,221)
Other assets	116,715	124,654	60,842	37,405
Total assets	$ 1,650,371	$ 1,595,161	$ 1,470,496	$ 1,343,641

Liabilities and shareholders' equity
Transaction accounts	$ 799,675	$ 886,567	$ 731,571	$ 743,402
Time deposits	476,468	392,594	423,617	404,912
Total deposits	1,276,143	1,279,161	1,155,188	1,148,314
Short term borrowings	155,338	119,176	144,937	-
Other borrowings	2,300	13,169	-	30,512
Other liabilities	35,082	6,257	6,325	9,977
Shareholders' equity	181,508	177,398	164,046	154,838
Total liabilities and shareholders' equity	$ 1,650,371	$ 1,595,161	$ 1,470,496	$ 1,343,641

Loan Portfolio
	June 30	March 31	December 31	June 30
	2008	2008	2007	2007
	Amount	Amount	Amount	Amount

Commercial	$ 341,304	$ 324,824	$ 325,166	$ 256,362
Commercial mortgage	461,170	419,764	369,124	355,717
Construction (1)	332,088	348,133	307,614	297,007
Total commercial loans	1,134,562	1,092,721	1,001,904	909,086
Direct financing leases, net	90,201	87,772	89,519	88,076
Residential mortgage	52,389	48,764	50,193	53,743
Consumer loans and others	149,186	132,671	144,882	130,598
	1,426,338	1,361,928	1,286,498	1,181,503
Unamortized costs (fees)	1,240	725	291	(112)
Total loans, net of unamortized fees and costs	$ 1,427,578	$ 1,362,653	$ 1,286,789	$ 1,181,391

Supplemental loan data (1):
Construction 1-4 family	$ 174,196	$ 177,843	$ 167,485
Construction commercial, acquisition and development	157,892	170,290	140,129
	$ 332,088	$ 348,133	$ 307,614

(1) Prior to December 31, 2007, construction loans were reported as a single line item.

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Selected operating ratios
Return on average assets excluding realized security loss (1)	0.27%	1.17%	0.48%	1.13%
Return on average equity excluding realized security loss (1)	2.44%	10.13%	4.37%	9.84%
Return on average tangible equity excluding realized security loss	3.70%	10.40%	6.69%	10.10%
Return on average assets	(1.04)%	1.17%	(0.18)%	1.13%
Return on average equity	(9.41)%	10.13%	(1.61)%	9.84%
Return on average tangible equity	(14.27)%	10.40%	(2.46)%	10.10%
Net interest margin	3.34%	3.89%	3.41%	3.88%
Efficiency ratio	70.30%	50.41%	66.75%	51.63%
Book value per share	$ 11.77	$ 11.27	$ 11.77	$ 11.27

(1) Reconciliation table for non-GAAP financial measure
Return on average equity excluding realized security loss	2.44%	10.13%	4.37%	9.84%
Effect of goodwill and intangibles excluding realized security loss	1.26%	0.27%	2.32%	0.26%
Return on average tangible equity excluding realized security loss	3.70%	10.40%	6.69%	10.10%

Return on average equity	-9.41%	10.13%	-1.61%	9.84%
Effect of goodwill and intangibles	-4.86%	0.27%	-0.85%	0.26%
Return on average tangible equity	-14.27%	10.40%	-2.46%	10.10%

Average tangible equity excludes acquisition related
average goodwill and intangibles:
Average shareholders' equity	181,508	154,838	179,981	152,503
Average goodwill and intangibles	(61,810)	(3,951)	(62,447)	(3,951)
Average tangible equity	119,698	150,887	117,534	148,552

			As of or for the period ended
			June 30,
Asset quality ratios			2008	2007
Nonperforming loans to total loans			0.74%	0.39%
Nonperforming assets to total assets			0.63%	0.31%
Allowance for loan and lease losses to total loans			1.00%	0.79%
Nonaccrual loans			$ 10,053	$ 4,442
Loans 90 days past due still accruing interest			$ 492	$ 120